EXHIBIT 99.1

INTERPUBLIC TO REDEEM ITS 1.87% CONVERTIBLE

SUBORDINATED NOTES DUE 2006

New York, NY (November 18, 2004) — The Interpublic Group of Companies, Inc. (NYSE: IPG) announced today that it is exercising its option to redeem all of its outstanding 1.87% Convertible Subordinated Notes due 2006 (CUSIP Nos. 460690AG5 and 460690AJ9), of which an aggregate principal amount of $361,000,000 are outstanding.

The redemption price is equal to $959.95 per $1,000 principal amount of the notes and includes original issue discount accrued to, but excluding, the redemption date.  Accrued interest will be paid up to, but excluding, the redemption date.  The redemption date will be December 17, 2004.

Interest and original issue discount will cease to accrue on and after the redemption date.  Payment of the redemption price plus accrued interest will be made upon presentation and surrender of the Notes at the principal payment office of the Trustee:

The Bank of New York

111 Sanders Creek Parkway

East Syracuse, New York 13057

Attention: Redemption Unit

Holders of the notes may convert their notes into shares of Interpublic common stock at a conversion rate of 17.616 shares per $1,000 principal amount of notes until the close of business on December 16, 2004.

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About Interpublic

Interpublic is one of the world’s leading organizations of advertising agencies and marketing-services companies. Major global brands include Draft, Foote, Cone & Belding Worldwide, GolinHarris International, Initiative, Jack Morton Worldwide, Lowe & Partners Worldwide, McCann Erickson, Octagon, Universal McCann and Weber Shandwick Worldwide. Leading domestic brands include Campbell-Ewald, Deutsch and Hill Holliday.

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Contact Information

General Inquiries: Julie Tu (212) 827-3776	Media, Analysts, Investors: Philippe Krakowsky (212) 704-1328	Analysts, Investors: Jerry Leshne (212) 704-1439

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Cautionary Statement

This press release contains forward-looking statements. Interpublic’s representatives may also make forward-looking statements orally from time to time. Statements in this document that are not historical facts, including statements about Interpublic’s beliefs and expectations, particularly regarding recent business and economic trends, our internal control over financial reporting, impairment charges, the SEC investigation, credit ratings, regulatory and legal developments, acquisitions and dispositions constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and Interpublic undertakes no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such risk factors include, but are not limited to, the following:

•                  Interpublic’s ability to attract and retain existing clients;

•                  Interpublic’s ability to retain and attract key employees;

•                  risks associated with the effects of global, national and regional economic and political conditions;

•                  risks arising from material weaknesses in our internal control over financial reporting;

•                  potential adverse effects if Interpublic is required to recognize additional impairment charges or other adverse accounting related developments;

•                  potential adverse developments in connection with the SEC investigation;

•                  potential downgrades in the credit ratings of our securities;

•                  developments from changes in the regulatory and legal environment for advertising and marketing communications services companies around the world; and

•                  the successful completion and integration of acquisitions which complement and expand our business capabilities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in Interpublic’s 2003 Form 10-K, September 2004 Form 10-Q and other SEC filings.